SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 9, 2001

                                HEALTHRITE, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                     000-23016              13-3714405
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  (State or other jurisdiction       (Commission File Number)    (IRS Employer
of incorporation or organization)                                 Ident. No.)


11445 Cronhill Drive, Owing Mills, Maryland                         21117
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 (Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (410)-581-8042

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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

The HealthRite, Inc. Special Shareholder Meeting was held on January 3, 2001 at 9:00 A.M. at 11445 Cronhill Drive, Owings Mills, MD 21117. A quorum of shareholder votes was present and the shareholders (93.8% voted in favor) decided that the corporate name of HealthRite, Inc. should be changed to Medifast, Inc. to take advantage of the Company's quality branded image to consumers, physicians, and other medical practitioners who are potential investors. HealthRite, Inc.'s association with the herbal industry has historically been a negative to the investment community. Thus a name change of HealthRite, Inc. to Medifast, Inc. was approved.

Bradley T. MacDonald, with full power of substitution, as attorneys for and in the name, place and stead of the stockholders, voted all shares of the common stock of HealthRite, Inc. owned or entitled to be voted by all stockholders who did not specify voting directions.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           HealthRite Inc.
                                                   (Registrant)

                                           /s/ Bradley T. MacDonald
                                           -------------------------------------
                                           Bradley T. MacDonald
                                           Chairman & CEO